Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.001 per share, of Qunar Cayman Islands Limited, a Cayman Islands company, and that this Agreement may be included as Exhibit A to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of  February 12, 2014.

Chenchao (CC) Zhuang		/s/ Chenchao (CC) Zhuang
Chenchao (CC) Zhuang

Forlongwitz Holdings Limited	By:	/s/ Chenchao (CC) Zhuang
		Name:	Chenchao (CC) Zhuang
		Title:	Director